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                                                                    Exhibit 10.9

                      AMENDED AND RESTATED PROMISSORY NOTE
                           (Revolving Line of Credit)

$3,000,000.00                                            As of December 29, 2003
                                                                Albany, New York

FOR VALUE RECEIVED, the undersigned, ANGIODYNAMICS, INC., a Delaware corporation, with its principal place of business at 603 Queensbury Avenue, Queensbury, New York 12804 (herein called the "Borrower"), hereby promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns (herein called the "Payee" or the "Bank"), at such Payee's main office at 66 South Pearl Street, Albany, New York 12207, or such other location as the Payee shall designate in writing from time to time, the unpaid amount of all sums that have been advanced to or for the benefit of the Borrower in accordance with the terms hereof in an amount not to exceed the principal sum of THREE MILLION AND NO/100 Dollars ($3,000,000.00), together with interest on the disbursed, unpaid principal, or, if less, the aggregate unpaid principal amount due hereunder as shown on records of Payee, together with interest at the applicable rate per annum set forth herein until paid in full. The records of the Payee maintained in the ordinary course of business shall be prima facie evidence of the existence and amounts of the Borrower's obligations recorded therein. All computations of interest under this Note shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

DEFINITIONS. As used herein, the following terms shall have the following meanings:

     "Adjusted LIBOR Rate" - Means for any LIBOR Rate Interest Period, an interest rate per annum equal to the sum of (A) the rate obtained by dividing
(x) the LIBOR Rate for such LIBOR Rate Interest Period by (y) a percentage equal to one hundred percent (100%) minus the Reserve Percentage for such LIBOR Rate Interest Period and (B) the LIBOR Rate Margin.

     "Adjusted Prime Rate" - A rate per annum equal to the sum of (a) the Prime Rate Margin and (b) the greater of (i) the Prime Rate or (ii) one percent (1%) in excess of the Federal Funds Effective Rate. Any change in the Adjusted Prime Rate shall be effective immediately from and after such change in the Adjusted Prime Rate.

     "Breakage Costs" - The cost to the Bank of re-employing funds bearing interest at an Adjusted LIBOR Rate, incurred (or expected to be incurred) in connection with (i) any payment of any portion of the Loan bearing interest at an Adjusted LIBOR Rate prior to the termination of any applicable LIBOR Rate Interest Period, (ii) the conversion of an Adjusted LIBOR Rate to any other applicable interest rate on a date other than the last day of the relevant interest period, or (iii) the failure of Borrower to draw down, on the first day of the applicable LIBOR Rate Interest Period, a Loan Portion.

     "Business Day" - A day on which commercial banks settle payment in New
York.

     "Default Rate" - A per annum rate to four percent (4%) above the rate of interest otherwise applicable to the Note.

     "Event Of Default" - Any of those events defined as an Event of Default under this Note or any other instrument or documents executed in connection herewith.

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     "Federal Funds Effective Rate" - Shall mean, for any day, the rate per annum (rounded upward to the nearest on one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate."

     "LIBOR Business Day" - A Business Day on which dealings in U.S. dollars are carried on in the London Interbank Market.

     "LIBOR Rate" - For any LIBOR Rate Interest Period, the average rate (rounded upwards to the nearest 1/16th) as shown in Dow Jones Markets (formerly Telerate) (Page 3750) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such LIBOR Rate Interest Period with a maturity approximately equal to such LIBOR Rate Interest Period and in an amount approximately equal to the amount to which such LIBOR Rate Interest Period relates, adjusted for reserves and taxes if required by future regulations. If Dow Jones Markets no longer reports such rate or Bank determines in good faith that the rate so reported no longer accurately reflects the rate available to Bank in the London Interbank Market, Bank may select a replacement index.

     "LIBOR Rate Interest Period" - With respect to each amount bearing interest at a LIBOR based rate, a period of one month, to the extent deposits with such maturities are available to Bank, commencing on a LIBOR Business Day, as selected by Borrower provided, however, that (i) any LIBOR Rate Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall continue to and end on the next succeeding LIBOR Business Day, unless the result would be that such LIBOR Rate Interest Period would be extended to the next succeeding calendar month, in which case such LIBOR Rate Interest Period shall end on the next preceding LIBOR Business Day and (ii) any LIBOR Rate Interest Period which begins on a day for which there is no numerically corresponding date in the calendar month in which such LIBOR Rate Interest Period would otherwise end shall instead end on the last LIBOR Business Day of such calendar month.

     "LIBOR Rate Margin" - Two and eighty five one hundredths percent (2.85 %) per annum.

     "Loan" - The Loan of up to $3,000,000.00 by the Bank to the Borrower that is the subject of this Note.

     "Loan Portion" - Each advance of Loan proceeds by the Bank to the Borrower.

     "Maturity Date" - November 30, 2004.

     "Prime Rate" - That interest rate established from time to time by the Bank as the Bank's Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by the Bank for commercial or other extensions of credit;

     "Prime Rate Margin" - one half of one percent (.50%) per annum.

     "Security Agreement" - Means the loan and security agreement dated August 28, 2002 from the Borrower in favor of the Bank, as amended by a first amendment thereto of even date herewith, as such loan and security agreement may be further amended or supplemented from time to time.

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ADVANCES; INTEREST RATE. (A). Advances under this Note shall be reflected on the records of the Payee. In absence of default by the Borrower, as the Borrower makes repayments of principal, it shall be permitted to re-borrow hereunder until the Maturity Date.

     (B) Except as set forth below and subject, however, to the provisions of the paragraph hereof entitled "Default", interest on the outstanding principal balance hereof shall accrue at the Adjusted LIBOR Rate. If Bank determines (which determination shall be conclusive and binding upon Borrower, absent manifest error) (i) that Dollar deposits in an amount approximately equal to a Loan Portion are not generally available at such time in the London interbank market for deposits in Dollars, (ii) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Bank of maintaining a LIBOR Rate on such Loan Portion due to circumstances affecting the London interbank market generally, (iii) that reasonable means do not exist for ascertaining a LIBOR Rate, or (iv) that an Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then, in any such event, Bank shall so notify Borrower and all Loan Portions bearing interest at an Adjusted LIBOR Rate that are so affected shall, as of the date of such notification with respect to an event described in clause (ii) or (iv) above, or as of the expiration of the applicable LIBOR Rate Interest Period with respect to an event described in clause (i) or (iii) above, bear interest at the Adjusted Prime Rate until such time as the situations described above are no longer in effect

     (C) If the introduction of or any change in any law, regulation or treaty, or in the interpretation thereof by any Governmental Authority (as described in the Security Agreement) charged with the administration or interpretation thereof, shall make it unlawful for Bank to maintain the interest rate applicable to a Loan Portion at an Adjusted LIBOR Rate with respect to the Loan Portion, or to fund a Loan Portion in Dollars in the London interbank market, then (1) Bank shall notify Borrower that Bank is no longer able to maintain the interest rate applicable to such Loan Portion at an Adjusted LIBOR Rate, (2) the applicable interest rate for any such Loan Portion shall automatically be converted to the Adjusted Prime Rate, and (3) Borrower shall pay to Bank the amount of Breakage Costs (if any) incurred in connection with such conversion.

PAYMENTS. In the event the entire amount of any payment due hereunder is not paid within five (5) days after the same is due a late fee equal to five percent (5%) of the required payment will be charged by the Payee.

     Accrued interest shall be payable on the first day of the month immediately succeeding the date of this Note, and on the first day of each succeeding month thereafter during the term of this note and all disbursed unpaid principal together with accrued interest will be paid in full no later than the Maturity Date. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Payee (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however that after the occurrence of an Event of Default, payments will be applied to the obligations of the Borrower to the Payee as the Payee determines in its sole discretion. All payments shall be in lawful money of the United States in immediately available funds, without counterclaim or set off and free and clear of and without any deduction or withholding for, any taxes or other payments.

     Notwithstanding anything to the contrary contained herein, the Borrower shall be required to pay off in full the outstanding principal balance hereof and maintain a zero outstanding balance hereunder for at least thirty (30) consecutive days during the term hereof.

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PREPAYMENT. The Borrower shall have the right to make prepayments of the Loan, in whole or in part, without prepayment penalty, upon not less than three (3) days' prior written notice to the Bank. No prepayment of all or part of the Loan shall be permitted unless same is made together with the payment of all interest accrued on the Loan through the date of prepayment and an amount equal to all Breakage Costs and attorneys' fees and disbursements incurred by the Bank as a result of the prepayment.

FEES. (A) On the date of execution and delivery of this Note and on each one-year anniversary thereof, the Borrower shall remit to the Bank a fee in the amount of $7,500.00.

          (B) The Borrower recognizes that the cost to the Bank of maintaining the Loan or any Loan Portion may fluctuate and, the Borrower agrees to pay the Bank additional amounts to compensate the Bank for any increase in its actual costs incurred in maintaining the Loan or any Loan Portion outstanding or for the reduction of any amounts received or receivable from the Borrower as a result of:

          (i) any change after the date hereof in any applicable law, regulation or treaty, or in the interpretation or administration thereof, or by any domestic or foreign court, (A) changing the basis of taxation of payments under this Note to the Bank (other than taxes imposed on all or any portion of the overall net income or receipts of the Bank), or
          (B) imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by the Bank (which includes the Loan or any Loan Portion) (provided, however, that the Borrower shall not be charged again the Reserve Percentage already accounted for in the definition of the Adjusted LIBOR Rate), or (C) imposing on the Bank, or the London interbank market generally, any other condition affecting the Loan, provided that the result of the foregoing is to increase the cost to the Bank of maintaining the Loan or any Loan Portion or to reduce the amount of any sum received or receivable from the Borrower by the Bank hereunder or under the other Financing Documents (as defined in the Security Agreement; or

          (ii) the maintenance by Bank of reserves in accordance with reserve requirements promulgated by the Board of Governors of the Federal Reserve System of the United States with respect to "Eurocurrency Liabilities" of a similar term to that of the applicable Loan Portion (without duplication for reserves already accounted for in the calculation of a LIBOR Rate pursuant to the terms hereof).

          (C) If the application of any law, rule, regulation or guideline adopted or arising out of the July, 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing, or in the interpretation or administration thereof by any domestic or foreign Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Bank's capital to a level below that which the Bank would have achieved but for such

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application, adoption, change or compliance (taking into consideration the policies of Bank with respect to capital adequacy), then, from time to time the Borrower shall pay to the Bank such additional amounts as will compensate the Bank for such reduction with respect to any Loan Portion outstanding.

     Any amount payable by the Borrower under subsection (B) or subsection (C) of this Section shall be paid within five (5) days of receipt by the Borrower of a certificate signed by an authorized officer of the Bank setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon the Borrower, absent manifest error. Failure on the part of the Bank to demand payment from the Borrower for any such amount attributable to any particular period shall not constitute a waiver of the Bank's right to demand payment of such amount for any subsequent or prior period. The Bank shall use reasonable efforts to deliver to the Borrower prompt notice of any event described in subsection (A) or (B) above, of the amount of the reserve and capital adequacy payments resulting therefrom and the reasons therefor and of the basis of calculation of such amount; provided, however, that any failure by the Bank to so notify the Borrower shall not affect the Borrower's obligation to pay the reserve and capital adequacy payment resulting therefrom.

DEFAULT. Upon the occurrence of one or more Events of Default, the entire principal and interest on this Note shall become immediately due and payable without presentment or protest or other notice of demand, all of which are expressly waived by the Borrower. If the Bank, in its sole and absolute discretion, elects not to demand payment by the Borrower, notwithstanding said failure to demand, the Bank shall be under no obligation to make advances pursuant to the terms of this Note unless and until the Event of Default is cured to the satisfaction of the Bank. Anyone or more of the following shall constitute an Event of Default:

          (A) Upon the failure of the Borrower to pay any part of the principal of this Note on the Maturity Date or interest on this Note when due and payable; or

          (B) The occurrence of an event of default under the Security Agreement

     If an Event of Default should occur and be continuing or after the Maturity Date or after judgment has been rendered on this Note, all Loan Portions shall bear interest at the Default Rate until the earlier of (i) the Event of Default is cured, or (ii) all Loan Portions are paid in full.

     The powers and remedies given hereby shall not be exclusive of any other powers and remedies available to the Payee. No course of dealings between the Borrower and the Payee and no delay on the part of the Payee in exercising any rights with respect to any default shall operate as a waiver of any rights of the Payee. Failure upon the part of the Payee to exercise any rights with respect to any default shall not operate as a waiver of any rights with respect to any other default.

PARTIAL INVALIDITY. If any provision of this Note or the application of it to any person or circumstance, shall be invalid or unenforceable, the remainder of this Note or the application of that provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected and every other provision of this Note shall be valid and fully enforceable.

WAIVER, CHANGE, MODIFICATION OR DISCHARGE. This Note may not be waived, changed, modified or discharged orally, but only by agreement in writing signed by the party against whom any enforcement of any waiver, change, modification or discharge is sought.

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COVENANT AGAINST USURY. All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Bank.

WAIVER OF DILIGENCE, PRESENTMENT, DEMAND, ETC. The Borrower hereby waives with respect to this Note: diligence, presentment, demand for payment, filing of claims with a court in the event of bankruptcy of the Borrower or any other person or entity liable in respect to this Note, any right to require a proceeding first against the Borrower or any other such person; protest, notice of dishonor or nonpayment of any such liabilities and any other notice and all demands whatsoever except as specifically set forth in this Note.

TRANSFER AND ASSIGNMENT OF NOTE; PLEDGE OF RIGHTS: PARTICIPATION. (A) The Bank shall have the right in its discretion to transfer ownership of this Note and the security therefor or to assign, as collateral or otherwise, its rights hereunder, including the right to receive payments of principal and interest, in all instances without prior notice to or the consent of the Borrower. Additionally, the Bank may at any time pledge all or any portion of its rights under this Note to any of the twelve (12) Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations hereunder.

          (B) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder.

     The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Assignees and Participants, provided that the Bank shall require any such

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prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

JURY TRIAL WAIVER. THE BORROWER AND THE BANK (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THIS NOTE, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND MAKE THE LOAN.

RIGHT OF SET OFF. The Borrower hereby grants to the Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of KeyCorp and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrower), the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing this Note. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

EXPENSES INCURRED IN CONNECTION WITH ENFORCEMENT. The Borrower shall pay on demand all expenses of the Payee in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Payee's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral.

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CHOICE OF LAW. This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York (the "Governing State") (excluding the laws applicable to conflicts or choice of law).

     THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE GOVERNING STATE OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SET FORTH HEREIN. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

MERGER. This Note is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Note. All prior contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Note, and no party is relying on any promise, agreement or understanding not set forth in this Note. This Note may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

USE OR PROCEEDS. No portion of the proceeds of this Note shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is described in Regulation U of the Board of Governors of the Federal Reserve System.

LOST OR DAMAGED NOTE. Upon receipt of an affidavit of an officer of the Holder as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Holder will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

AMENDMENT AND RESTATEMENT. This Amended and Restated Note amends and restates that certain promissory note dated August 28, 2002 in the principal amount of $800,000.00 from the Borrower in favor of the Holder.

ANGIODYNAMICS, INC.


By: /s/ Joseph G. Gerardi
   -------------------------------------
        Joseph G. Gerardi, Vice President
        and Controller